January 18, 2007	+ 1 617 526 6000 (t)
+ 1 617 526 5000 (f)
Alnylam Pharmaceuticals, Inc.	wilmerhale.com
300 Third Street
Cambridge, MA 02142
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), on January 18, 2007 under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 361,990 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company (the “Shares”). All of the Shares are being registered on behalf of a stockholder of the Company (the “Selling Stockholder”).
We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined a signed copy of the Registration Statement, as filed with the Commission. We have also examined and relied upon the minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
Our opinion below insofar as it relates to the Shares being fully paid is based solely on a certificate of an officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Shares.
We assume that the appropriate action will be taken, prior to the offer and resale of the Shares by the Selling Stockholder to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.
We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that such Shares were validly issued, fully paid and nonassessable.
Wilmer Cutler Pickering Hale and Dorr llp, 60 State Street, Boston, Massachusetts 02109
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Alnylam Pharmaceuticals, Inc.
January 18, 2007

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Form S-3 to be filed by the Company in connection with the registration of the Shares and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Peter N. Handrinos

Peter N. Handrinos, a Partner